UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 26, 2009, Federal Realty Investment Trust (the “Trust”) issued a press release announcing that it had commenced a tender offer (the “Tender Offer”) to purchase any and all of its outstanding 8.75% Senior Notes due 2009 (the “Notes”). The outstanding principal amount of the Notes is $163,855,000.

The terms of the Tender Offer include a consideration payable of $1,020 per $1,000 in principal amount of such Notes that are validly tendered and accepted for purchase, plus accrued and unpaid interest to, but not including, the date on which the Notes are purchased. The Tender Offer will expire at 5:00 p.m., New York City time, on Wednesday, June 3, 2009, unless extended by the Trust (the “Expiration Date”). Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. Tendered Notes may be withdrawn prior to, but not after, the Expiration Date. The Trust intends to pay for all of the Notes purchased pursuant to the Tender Offer by utilizing cash on hand and its revolving credit facility.

A copy of the press release issued by the Trust on May 26, 2009 is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit
99.1	Press Release issued by the Trust on May 26, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: May 27, 2009	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary